NON-COMPETITION AGREEMENT

	THIS AGREEMENT dated as of November 14, 2011 (the "Agreement") by and between SCIENTIFIC BIOPROCESSING, INC., a Delaware corporation (the "Company"), and SCIENTIFIC INDUSTRIES, INC., ("SI") which owns the outstanding capital stock of the Company, with the principal office of both at 70 Orville Drive, Bohemia, NY 11716 and JOSEPH E. QUALITZ who resides at [_____________________] ("Qualitz").

	WHEREAS, the Company is acquiring on this date by assignment from BioDox R&D Corporation, formerly Fluorometrix Corporation, a Massachusetts corporation ("Assignor") in accordance with the Asset Purchase Agreement, dated November 14, 2011 between the Company and the Assignor, the rights to the Fluorometrix name, trademark and website, and the licenses and sublicenses owned or held by Assignor including those related to patents listed in the Schedules to the Asset Purchase Agreement (the "Purchase Agreement") including the Exclusive License Agreement with the University of Maryland Baltimore County, dated January 31, 2001 as amended through the date hereof (collectively, the "Licenses"), all of which together constitute substantially all the assets of Assignor;

       WHEREAS, as a condition to the acquisition the Company is to enter into a Research and Development Agreement with Assignor for the purpose of attempting to exploit the Rights and properties acquired (the "R&D Agreement") and in furtherance thereof, Qualitz an officer, director and an employee of Assignor is to execute and deliver this Non-Competition Agreement.NOW, THEREFORE, it is hereby agreed as follows:

       1.	In order to induce the Company and SI to execute and deliver the Purchase Agreement and for the Company to execute and deliver the R&D Agreement, Qualitz hereby agrees that:

(a).	During the "Non-Competition Period" meaning the period commencing on the Closing Date as defined in the Asset Purchase Agreement and ending on the fifth anniversary of the termination of the R&D Agreement, Qualitz shall not within the "Non-Competition Area," other than pursuant to the R&D Agreement: (i) perform services or otherwise act in any capacity (including without limitation as an employee, independent contractor, officer, director or consultant) for, or otherwise be engaged by or have any financial interest in or affiliation with, any individual corporation, partnership or any other entity involved in, or which involves or relates to, one or more of the Competitive Activities (as defined in Section 1(b) below); (ii) perform services (including without limitation as an employee, independent contractor, officer, director or consultant) for, or otherwise be engaged by or have any financial interest in or affiliation with, any individual corporation, partnership or any other entity involved in Competitive Activities ("Competitor Entity"); or (iii) own, along with his affiliates, including parents, siblings and members of their families, directly or indirectly, more than 2% in the aggregate of the outstanding equity interests of any Competitor Entity. Nothing contained in this Paragraph 1(a) shall prevent Qualitz from being an officer, director, employee or partner of, or owning more than 2% of the outstanding equity interests in, a lessor or sublessor of a facility of

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which the Company is the lessee or sublessee at the time of the purchase;

(b).	"Competitive Activities" shall mean activities or businesses developing, researching, producing, selling, distributing, licensing, or marketing of any product, system, process or method which is or relates to (i) a bioreactor system, disposable reactor, bag reactor, fermentation system, shaker and other flash sensing system, including, but not limited to, CELLPHAST or CELLSTATION products within the coverage of, or subject to, the patents, licenses and sublicenses held by the Company, including those listed in the Schedules to the Purchase Agreement or the R&D Agreement; (ii) products, methods and processes related to catalytic research instruments; or (iii) components, laboratory equipment products or items or other biotech products or items which the Company during the Non-Competition Period has advised Qualitz that the Company, SI or any of their subsidiaries intends to develop, produce, sell or license;

(c).	"Restricted Area" shall mean the United States and any other nation in which the Company, SI or a subsidiary of the Company or of SI holds a patent or license or has an outstanding application for a patent covering a product, system, process or method, which covers, or which to the knowledge of Qualitz relates to, or is to relate to, a Competitive Activity;

(d).	During the Non-Competition Period neither Qualitz nor any of his affiliates will, directly or indirectly: (i) recruit, solicit or otherwise induce or influence any employee of the Company, SI or a direct or indirect subsidiary of SI (collectively, the "SI Group") or a sales agent, joint venturer, lessor, supplier, agent, buyer or any other person who or which was an employee of or engaged by a SI Group member or has or had, during the Non-Competition Period or during the one year period initially preceding the commencement of the Non-Competition Period, a business relationship with a member of the SI Group, to discontinue, reduce or adversely modify such employment, agency or business relationship with a SI Group member; or (ii) employ or seek to employ or cause any person to employ or seek to employ any person or agent who is employed or retained by a member of the SI Group.

       2.	 Qualitz acknowledges and agrees that the Company, SI and
their respective affiliates would be damaged irreparably in the event any of the provisions of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, Qualitz agrees that the Company or SI shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the matter, without being required to secure a bond, in addition to any other remedy to which it may be entitled, at law or in equity.

       3.	If the final judgment of a court of competent jurisdiction
declares that any term or provision of Section 1 above, is invalid or unenforceable, the parties to this Agreement agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

       4.	THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK
WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION
OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER
JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY
JURISDICTION OTHER THAN THE STATE OF NEW YORK.

       5.	Each party submits exclusively to the jurisdiction of any
state or federal court sitting in the Borough of Manhattan, New York in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of the other party with respect thereto. A party may make service on the other party by sending or delivering a copy of the process to the party to be served at the address set forth in the first paragraph of this Agreement.

SCIENTIFIC BIOPROCESSING, INC.


By:	/s/ Helena R. Santos
____________________________
Helena R. Santos, President


SCIENTIFIC INDUSTRIES, INC. 		 JOSEPH E. QUALITZ

By:  s/s Helena R. Santos                /s/ Joseph Qualitz
____________________________		___________________________
Helena R. Santos, President